Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Agreement”) is entered into by and between Balchem Corporation, at 52 Sunrise Park Road, New Hampton, New York 10958, (“Employer”) and Mary Theresa Coelho, 8904 Woodhall Lake Dr., Waxhaw, North Carolina 28173, her heirs, executors, administrators, successors, and assigns (collectively, the “Employee”), agree that:

1.          Last Day of Employment. Employee hereby voluntarily resigns from her employment from Employer effective as of the close of business on October 26, 2018 (the “Separation Date”), which also constitutes resignations from all officer positions, appointments and committees associated with Employer and its affiliates that she holds effective as of the date she executes this Agreement. Employer hereby accepts all such resignations. Employee will promptly sign all appropriate documentation reasonably requested by Employer to reflect or facilitate such resignations.

Subject to the remainder of this Agreement, and provided that Employee signs and returns this Agreement to Employer, does not revoke this Agreement pursuant to Section 15 below, and complies with its terms, from the date Employee signs this Agreement until the Separation Date (the “Transition Period”), Employee shall remain employee of Employer and shall reasonably cooperate with Employer in transitioning her duties and responsibilities to such person(s) and at such times during normal working hours as are reasonably designated by Employer, provided that Employee shall  not  be  required  to  perform  any  such  duties  and  responsibilities  at  the   Employer’s offices. Employee agrees that she will not represent to any third party that she has authority to act on behalf of the Employer after the date she signs this Agreement. During the Transition Period, Employer will continue to pay Employee her current base salary, less required and authorized withholdings and deductions.

2.         Post-Separation Benefits. Subject to the terms of this Agreement, and provided that Employee has signed and returned this Agreement to Employer without revoking it, that Employee signs and returns to Employer the Supplemental Release attached as Exhibit A to this Agreement (the “Supplemental Release”) on or within twenty-one (21) calendar days after (but not before) Employee’s Separation Date (and does not revoke it), Employer undertakes;

a.	not to contest Employee’s eligibility for unemployment insurance benefits; and

b.
to vest in Employee 3,000 shares of the Restricted Shares granted to Employee under the provisions of a Restricted Stock Grant Agreement between the Employer and Employee, dated October 23, 2017; to vest in Employee 210 shares of the Restricted Shares granted to Employee under the provisions of a Restricted Stock Grant Agreement between the Employer and Employee, dated February 15, 2018; to vest in Employee 1,132 Non-Qualified Stock Options of the Stock Options granted to Employee under the provisions of a Stock Option Grant Agreement between the Employer and Employee, dated February 15, 2018; and

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c.
to pay Employee a pro-rated portion of the estimated 2018 Incentive Compensation Plan bonus in the gross amount of $128,000 to be paid in a lump sum on the first payroll date immediately following the Separation Date; and

d.	if applicable, to pay Employee for any unused accrued time off that may be due; and

e.
if Employee properly and timely elects to continue medical and/or dental coverage under Employer’s benefit plans in accordance with the continuation requirements of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Employer shall pay for the full COBRA medical and/or dental insurance premium for the first two (2) months of such COBRA coverage. Thereafter, Employee shall be entitled to elect to continue such COBRA coverage for the remainder of the COBRA period, at Employee’s own expense; and

3.            No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the monies and/or benefits specified in Section “2” above, except for Employee’s execution of this Agreement and the fulfillment of the promises contained herein.

4.            General Release, Claims Not Released and Related Provisions

a.          General Release of All Claims. Employee knowingly and voluntarily releases and forever discharges the Employer, its affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Releasees”), of and from any and all claims, known and unknown, asserted or unasserted, which the Employee has or may have against Releasees as of the date of execution of this Agreement, including, but not limited to: (i) all claims arising out of, or related in any way to, Employee’s employment, compensation, or terms and conditions of employment or separation of employment from Employer, including without limitation, all claims for any compensation payments, bonus, severance pay, equity or any other compensation or benefit, and all claims under the offer letter dated October 3, 2017 between Employer and Employee, and (ii) all claims that were or could have been asserted by Employee under applicable law, including: Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of Title 42 of the United States Code; The Employee Retirement Income Security Act of 1974 (“ERISA”) (as modified below); The Immigration Reform and Control Act; The Americans with Disabilities Act of 1990; The Age Discrimination in Employment Act of 1967 (“ADEA”); The Worker Adjustment and Retraining Notification Act; The Fair Credit Reporting Act; The Family and Medical Leave Act; The Equal Pay Act; The Genetic Information Nondiscrimination Act of 2008; The New York State Human Rights Law; The New York Executive Law; The New York Labor Law; The New York Corrections Law; The New York Civil Rights Law; The New York Equal Pay Law; The New York Whistleblower Law; The New York Legal Activities Law; The New York Wage-Hour and Wage-Payment Laws and Regulations; The New York Occupational Safety and Health Laws; Non-discrimination and Anti-retaliation Provisions of the New York Workers’ Compensation Law and the New York

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Disabilities Law; any other federal, state, local or other law, rule, regulation, constitution, code, guideline, or ordinance; any public policy, contract (oral or written, express or implied), tort, or common law; any statute, common law, agreement or other basis for seeking or recovering damages for emotional distress, pain and suffering and/or mental anguish; or any statute, common law, agreement or other basis for seeking or recovering any costs, fees, or other expenses, including but not limited to attorneys’ fees and/or costs, provided, however, that such general release will not limit or release Employee’s rights under this Agreement.

b.            Claims Not Released. Employee is not waiving any rights she may have to: (a) her own vested accrued employee benefits under the Employer’s health, welfare, or qualified retirement benefit plans as of the Separation Date; (b) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes (it being understood that Employer shall not contest Employee’s application for unemployment insurance benefits); (c) pursue claims which by law cannot be waived by signing this Agreement; (d) enforce this Agreement; and/or (e) challenge the validity of this Agreement.

c.           Governmental Agencies. Nothing in this Agreement prohibits or prevents Employee from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency (e.g. EEOC, NLRB, SEC., DOL, etc.), nor does anything in this Agreement preclude, prohibit, or otherwise limit, in any way, Employee’s rights and abilities to contact, communicate with, report matters to, or otherwise participate in any whistleblower program administered by any such agencies. However, to the maximum extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover monetary damages intended to compensate Employee for any statutory violations found to have occurred except where such a waiver of individual relief is prohibited.

d.            Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Employer or any other Releasee identified in this Agreement is a party.

5.         Employee understands and agrees that Employee’s execution of the Supplemental Release on or within 21 days after (but not before) the Separation Date, without revocation thereof as provided therein, is among the conditions precedent to the Employer’s obligation to pay any amounts or provide any other benefits under this Agreement.

6.           Acknowledgments and Affirmations.

Employee affirms that Employee has not filed, caused to be filed, or presently is a party to any claim against the Employer in any forum whatsoever. In the event that any such claim, charge, complaint or action is or has been filed arising out of any conduct, act or omission through the date of Employee’s execution of this Agreement, Employee shall take all necessary steps to withdraw such

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claim, charge, complaint or action, with prejudice, and shall not be entitled to recover any relief or damages therefrom, including costs and attorney’s fees. Except as provided for in this Agreement or excepted by Section 2, Employee also affirms that: (i) Employee has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits which are due and payable as of the date Employee signs this Agreement; (ii) that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.

Employee also affirms that Employee has not divulged any proprietary or confidential information of the Employer and will continue to maintain the confidentiality of such information consistent with the Employer’s policies, this Agreement and any other agreement(s) with the Employer and/or common law. Employee further affirms that Employee has no known workplace injuries or occupational diseases.

Employee further affirms that Employee has not been retaliated against for reporting any allegations of wrongdoing by the Employer or its officers, including any allegations of corporate fraud.

6        Return of Property. Employee affirms that Employee has returned all the Employer’s property, documents, and/or any confidential information in Employee’s possession or control. Employee also affirms that Employee is in possession of all of Employee’s property that Employee had at the Employer’s premises and that the Employer is not in possession of any of Employee’s property.

7.         Limited Disclosure. Employee agrees not to disclose any information  regarding the underlying facts leading up to or the existence or substance of this Agreement, except to Employee’s immediate family, tax advisor, attorneys with whom Employee chooses to consult regarding Employee’s consideration of this Agreement and/or to any federal, state, or local government agency.

Nothing in this Agreement (i) prohibits Employee from reporting an event that Employee reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency (such as the Securities and Exchange Commission), and nothing herein requires notice to or approval from the Employer before doing so, or (ii) prohibits Employee from cooperating in an investigation conducted by such a law-enforcement agency. Employee is also hereby provided notice that under the 2016 Defend Trade Secrets Act: (x) no individual will be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public, and, (y) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

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8.        Cooperation. Employee will for one month following the Separation Date and during normal working hours reasonably make herself available to the Employer to answer reasonable questions and/or provide information regarding any matters or subjects about which Employee has relevant knowledge or information as a result of her employment with the Employer.

9.         Non-Disparagement. Employee agrees not to defame or maliciously disparage the Employer in any manner whatsoever, whether oral or written, express or implied, including, their business practices, current, former, or future employees, officers, board members, finances, and/or the circumstances of Employee’s separation from employment with the Employer. These prohibitions include statements in any medium including, but not limited to websites, blogs, and any and all social media sites such as (but not limited to) Facebook, Twitter, Snapchat, Instagram, LinkedIn, Instagram, Google Plus, YouTube, or any other similar site, as well as oral or written statements to any author or member of the traditional media.

10.        Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of the state New York without regard to its conflict of laws provision. In the event of a breach of any provision of this Agreement, either party may institute an action specifically to enforce any term or terms of this Agreement and/or to seek any damages for breach. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

11.        No Admission of Wrongdoing. Employee agrees that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind.

12.        Counterparts & Copies. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together will constitute one and the same instrument. The parties agree that copies or scanned versions of this Agreement shall have the same force and effect as the original document.

13.       Amendment. This Agreement may not be modified, altered or changed except in writing and signed by both parties wherein specific reference is made to this Agreement.

14.       Withholding of Taxes. The Employer shall withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local, or other taxes.

15.      Entire Agreement. This Agreement sets forth the entire agreement between the parties, and fully supersedes any prior agreements or understandings between the parties. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to accept this Agreement, except for

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those set forth in this Agreement.

EMPLOYEE AFFIRMS THAT EMPLOYEE HAD TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT. EMPLOYEE ALSO AFFIRMS SHE WAS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EMPLOYEE’S SIGNING OF THIS AGREEMENT.

EMPLOYEE MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO BRENT TIGNOR, VICE PRESIDENT, HUMAN RESOURCES, BALCHEM CORPORATION AT 52 SUNRISE PARK ROAD, NEW HAMPTON, NEW YORK 10958 AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT.” THE REVOCATION MUST BE PERSONALLY DELIVERED TO BRENT TIGNOR OR HIS DESIGNEE, OR MAILED TO BRENT TIGNOR AT THE ADDRESS SET FORTH ABOVE AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.

The parties knowingly and voluntarily sign this Agreement as of the date(s) set forth below:

Balchem Corporation

/S/ Mary Theresa Coelho	/S/ Theodore L. Harris
Mary Theresa Coelho	By:	Theodore L. Harris Chairman & CEO

Date: September 27, 2018	Date: September 27, 2018

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EXHBIT A
SUPPLEMENTAL RELEASE

MARY THERESA COELHO (“Employee”) and BALCHEM CORPORATION (the “Employer”) hereby enter into this Supplemental Release (“Release”) in accordance with the Separation Agreement and Release between the Employer and Employee dated as of September 26, 2018 (the  “Agreement”). Capitalized terms not expressly defined in this Release shall have the meanings set forth in the Agreement:

1.            Release; Claims Released. Employee understands and agrees that Employee’s execution of this Release on or within 21 days after (but not before) the Separation Date, without revocation thereof as provided therein, is among the conditions precedent to the Employer’s obligation to provide any of the payments or benefits set forth in Section 2 of the Agreement. The Employer will commence such payments or benefits in accordance with the terms of the Agreement once the conditions set forth therein and in this Release have been met. Employee confirms that (a) there are no documents or other information (or copies thereof), electronic or otherwise, within Employee’s possession, custody or control that may reasonably be considered privileged, confidential or proprietary information of Employer or any of its affiliates; and (b) any and all emails and other electronic documents and attachments containing the Employer’s privileged, proprietary and confidential information that Employee may have sent to or stored in (or caused to be sent to or stored in) any personal email address or any electronic storage location (whether “in the cloud,” on removable media or otherwise) maintained by Employee or on her behalf have been permanently deleted from each such e-mail address, account, computer, electronic device, removable device, or any other similar storage devices and any copies have been destroyed, in each case without limiting Section 4 below.

a.        Employee knowingly and voluntarily releases and forever discharges the Employer, its affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Releasees”), of and from any and all claims, known and unknown, asserted or unasserted, which the Employee has or may have against Releasees as of the date of execution of this Agreement, including, but not limited to: (i) all claims arising out of, or related in any way to, Employee’s employment, compensation, or terms and conditions of employment or separation of employment from Employer, including without limitation, all claims for any compensation payments, bonus, severance pay, equity or any other compensation or benefit, and all claims under the offer letter dated October 3, 2017 between Employer and Employee, and (ii) all claims that were or could have been asserted by Employee under applicable law, including: Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of Title 42 of the United States Code; The Employee Retirement Income Security Act of 1974 (“ERISA”) (as modified below); The Immigration Reform and Control Act; The Americans with Disabilities Act of 1990; The Age Discrimination in Employment Act of 1967 (“ADEA”); The Worker Adjustment and Retraining Notification Act; The Fair Credit Reporting Act; The Family and Medical Leave Act; The Equal Pay Act; The Genetic Information Nondiscrimination Act of 2008; The New York State Human Rights Law; The New York Employee Law; The New York Labor Law; The New York Corrections Law; The New York Civil Rights Law; The New York

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Equal Pay Law; The New York Whistleblower Law; The New York Legal Activities Law; The New York Wage-Hour and Wage-Payment Laws and Regulations; The New York Occupational Safety and Health Laws; Non-discrimination and Anti-retaliation Provisions of the New York Workers’ Compensation Law and the New York Disabilities Law; any other federal, state, local or other law, rule, regulation, constitution, code, guideline, or ordinance; any public policy, contract (oral or written, express or implied), tort, or common law; any statute, common law, agreement or other basis for seeking or recovering damages for emotional distress, pain and suffering and/or mental anguish; or any statute, common law, agreement or other basis for seeking or recovering any costs, fees, or other expenses, including but not limited to attorneys’ fees and/or costs, provided, however, that such general release will not limit or release Employee’s rights under this Agreement. Separation Date.

b.        Claims Not Released. Employee is not waiving any rights she may have to: (a) her own vested accrued employee benefits under the Employer’s health, welfare, or qualified retirement benefit plans as of the Separation Date; (b) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes (it being understood that Employer shall not contest Employee’s application for unemployment insurance benefits); (c) pursue claims which by law cannot be waived by signing this Agreement; (d) enforce this Agreement; and/or (e) challenge the validity of this Agreement.

c.          Governmental Agencies. Nothing in this Agreement prohibits or prevents Employee from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency (e.g. EEOC, NLRB, SEC., DOL, etc.), nor does anything in this Agreement preclude, prohibit, or otherwise limit, in any way, Employee’s rights and abilities to contact, communicate with, report matters to, or otherwise participate in any whistleblower program administered by any such agencies. However, to the maximum extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover monetary damages intended to compensate Employee for any statutory violations found to have occurred.

2.          EMPLOYEE ACKNOWLEDGEMENT. EMPLOYEE ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT: (a) EMPLOYEE HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS RELEASE; (b) EMPLOYEE RELEASES AND WAIVES CLAIMS UNDER THIS RELEASE KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH EMPLOYEE ALREADY IS ENTITLED; (c) EMPLOYEE HEREBY IS AND HAS BEEN ADVISED OF EMPLOYEE’S RIGHT TO HAVE HER ATTORNEY REVIEW THIS RELEASE (AT EMPLOYEE’S COST) BEFORE SIGNING IT; (d) EMPLOYEE HAS TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS RELEASE BUT IS FREE TO SIGN IT AT ANY TIME DURING SUCH PERIOD; AND (e) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH EMPLOYEE SIGNS THIS RELEASE, EMPLOYEE MAY, AT EMPLOYEE’S SOLE OPTION, REVOKE THE RELEASE UPON WRITTEN NOTICE TO BRENT TIGNOR, VICE PRESIDENT, HUMAN RESOURCES, BALCHEM CORPORATION AT 52 SUNRISE PARK ROAD, NEW HAMPTON, NEW YORK 10958, AND THE RELEASE WILL NOT BECOME

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EFFECTIVE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY EMPLOYEE. IF EMPLOYEE REVOKES THIS RELEASE, IT SHALL BE NULL AND VOID, AND EMPLOYEE SHALL NOT BE ELIGIBLE FOR OR ENTITLED TO RECEIVE ANY OF THE PAYMENTS OR OTHER BENEFITS IN SECTION 2 OF THE AGREEMENT. EMPLOYEE AGREES THAT CHANGES TO THE AGREEMENT OR THIS RELEASE, WHETHER MATERIAL OR IMMATERIAL, WILL NOT RESTART THE RUNNING OF THE 21-DAY CONSIDERATION PERIOD.

3.           Employee Representations. Employee represents and warrants that: (a) Employee has not filed or initiated any legal or other proceedings against any of the Released Parties; (b) no such proceedings have been initiated against any of the Released Parties on Employee’s behalf; (c) Employee is the sole owner of the claims that are released in Section 2 above; (d) none of these claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity; and (e) Employee has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Release. In the event of any claims filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released by Employee in this Release, Employee hereby waives and agrees not to accept any money or other personal relief on account of any such claims for any actual or alleged personal injury or damages to Employee, including without limitation any costs, expenses and attorneys' fees incurred by or on behalf of Employee.

4.           No Admissions. Nothing in this Agreement is intended to or shall be construed as an admission by any of the Released Parties that any of them violated any law, interfered with any right, breached any agreement, or otherwise engaged in any wrongful conduct. The Released Parties expressly deny any such illegal or wrongful conduct. This Release and the Agreement are the entire agreement of the parties regarding the matters described in such agreements and supersede any and all prior and/or contemporaneous agreements, oral or written, between the parties regarding such matters. This Release is governed by New York law, may be signed in counterparts, and may be modified only by a writing signed by all parties. This Release may be executed in one or more counterparts, each of which will be considered an original, and all of which taken together will be considered one and the same instrument. This Release may be executed by .pdf signatures and a .pdf signature shall constitute an original for all purposes.

THE PARTIES ACKNOWLEDGE BY SIGNING BELOW THAT THEY HAVE READ AND UNDERSTAND THE ABOVE AND INTEND TO BE BOUND THEREBY:

Balchem Corporation

Mary Theresa Coelho	By:	Theodore L. Harris Chairman & CEO

Date:	Date:

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